Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 (No. 333-259290), and S-8 (No. 333-237078), of our report dated March 11, 2021 included in this Annual Report on Form 10-K of USA Equities Corp. and Subsidiary (the “Company”), relating to the consolidated statements of operations, stockholders’ deficit, and cash flows of the Company for the year ended December 31, 2020, including the related notes.

/s/ Cherry Bekaert LLP

Tampa, Florida

March 31, 2022